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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62044) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46234, 333-81707, 333-57773, 333-50667, 033-72372, 333-82081, 333-29541, and 033-62527) of Flowserve Corporation of our reports dated April 26, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 26, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS